As filed with the Securities and Exchange Commission on February 24, 2000

                                            Registration No. 333-_______

============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                       ___________________________

                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                       ___________________________

                         THE WALT DISNEY COMPANY
         (Exact name of registrant as specified in its charter)

                       500 South Buena Vista Street
DELAWARE              Burbank, California 91521-9722         95-4545390
(State or other           (Address of Principal          (I.R.S. Employer
jurisdiction of             Executive Offices)           Identification No.)
incorporation or
organization)

          The Walt Disney Company 1997 Non-Employee Directors
                  Stock and Deferred Compensation Plan
                        (Full Title of the Plans)

                         David K. Thompson, Esq.
             Senior Vice President-Assistant General Counsel
                      500 South Buena Vista Street
                        Burbank, California 91521
                             (818) 560-1000
                 (Name and address of agent for service)

                      _____________________________

                     CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
Title of         Amount to be     Proposed      Proposed         Amount of
securities to    registered (1)   maximum       maximum          registration
be registered                     offering      aggregate        fee (2)
                                  price per     offering
                                  share         price
-----------------------------------------------------------------------------
Disney Common
Stock, par
value $0.01
per share        150,000 shares   $35.84375     $5,376,562.50    $1,419.41
-----------------------------------------------------------------------------

  (1) This registration statement covers, in addition to the number of shares of common stock stated above, rights to acquire the shares of common stock covered by this registration statement. Pursuant to to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan listed above (the "Plan").
  (2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the Disney Common Stock of the registrant on February 18, 2000.


                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by Disney with the Securities and Exchange Commission (the "Commission") pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

      (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

      (b) Disney's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999; and

      (c) the description of Disney Common Stock contained in Disney's Registration Statement on Form 8-A, filed November 17, 1999.

All documents subsequently filed by Disney pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Disney's Restated Certificate of Incorporation provides that a Disney director will not be liable to Disney or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time. Disney's Certificate of Incorporation also states that Disney shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and in addition, Disney may, to the extent permitted by the DGCL, indemnify agents of Disney or other persons. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

     Disney has also entered into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnifica-tion Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Disney if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of Disney which is not approved by Disney's Board of Directors, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by Disney's Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require Disney to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy Disney's indemnification obligations under the Indemnification Agreements.

      In addition, Disney provides directors' and officers' liability insurance.

     The foregoing summaries are necessarily subject to the complete text of the DGCL, Disney's Restated Certificate of Incorporation and Disney's Bylaws, and the arrangements referred to above are qualified in their entirety by the references thereto.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See Index to Exhibits.

ITEM 9.   UNDERTAKINGS

The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                               (ii)  To  reflect in the  prospectus  any
                    facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                (iii)       To   include  any   material
                    information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 22nd day of February, 2000.


                                 THE WALT DISNEY COMPANY


                                 By:  /s/ David K. Thompson
                                    ----------------------------
                                      David K. Thompson
                                      Senior Vice President-
                                      Assistant General Counsel


                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Sanford M. Litvack, Thomas O. Staggs and David K. Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                      Title                         Date
---------                      -----                         ----


/s/ Michael D. Eisner          Chairman of the Board         January 24, 2000
--------------------------     and Chief Executive
Michael D. Eisner              Officer (Principal
                               Executive Officer)


/s/ Roy E. Disney              Vice Chairman of the          January 24, 2000
--------------------------     Board
Roy E. Disney


/s/ Sanford M. Litvack         Vice Chairman of the          January 24, 2000
--------------------------     Board
Sanford M. Litvack


/s/ Thomas O. Staggs           Executive Vice President      January 24, 2000
--------------------------     and Chief Financial
Thomas O. Staggs               Officer (Principal
                               Financial and Accounting
                               Officer)


/s/ Reveta F. Bowers           Director                      January 24, 2000
---------------------------
Reveta F. Bowers


/s/ Judith Estrin              Director                      January 24, 2000
---------------------------
Judith Estrin


/s/ Stanley P. Gold            Director                      January 24, 2000
---------------------------
Stanley P. Gold


/s/ Ignacio E. Lozano, Jr.     Director                      January 24, 2000
---------------------------
Ignacio E. Lozano, Jr.


/s/ George J. Mitchell         Director                      January 24, 2000
---------------------------
George J. Mitchell


/s/ Thomas S. Murhpy           Director                      Janaury 24, 2000
---------------------------
Thomas S. Murphy


/s/ Leo J. O'Donovan, S.J.     Director                      January 24, 2000
---------------------------
Leo J. O'Donovan, S.J.


/s/ Sidney Poitier             Director                      January 24, 2000
---------------------------
Sidney Poitier


/s/ Irwin E. Russell           Director                      January 24, 2000
---------------------------
Irwin E. Russell


/s/ Robert A.M. Stern          Director                      January 24, 2000
---------------------------
Robert A.M. Stern


/s/ Andrea Van De Kamp         Director                      January 24, 2000
---------------------------
Andrea Van De Kamp


/s/ Raymond L. Watson          Director                      January 24, 2000
---------------------------
Raymond L. Watson


/s/ Gary L. Wilson             Director                      January 24, 2000
---------------------------
Gary L. Wilson



                                  INDEX TO EXHIBITS


Number
------

4.1 Amended and Restated Certificate of Incorporation of Disney (incorporated by reference to Annex C of the Joint Proxy Statement/Prospectus included in Disney's Registration Statement on Form S-4 (No. 333-88105) filed with the Commission on September 30, 1999).

4.2 Bylaws of Disney (incorporated by reference to Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 21, 1999).

4.3 The Walt Disney Company 1997 Non-Employee Directors Stock and Deferred Compensation Plan.*

23.1      Consent of PricewaterhouseCoopers LLP.*

24        Power of Attorney (included on the signature page).

_____________________
*    Filed herewith.